  Exhibit 99.2

MabVax Therapeutics Initiates Patient Enrollment in a Phase 1 Trial for MVT-1075, a New Radioimmunotherapy Treatment for Advanced Pancreatic, Colon and Lung Cancers

Company plans to announce topline interim results before year end

SAN DIEGO (October 11, 2017) – MabVax Therapeutics Holdings, Inc. (NASDAQ: MBVX), a clinical-stage biotechnology company focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer, today announced the initiation of patient enrollment at a second site, Memorial Sloan Kettering Cancer Center (MSK), in a Phase 1 clinical trial evaluating a new radioimmunotherapy product for patients with locally advanced or metastatic adenocarcinoma of the pancreas (PDAC) or other CA19-9 positive malignancies including colon and lung cancers.

MVT-1075 (177Lu-CHX-A″-DTPA-HuMab-5B1) combines a potent radiotherapy with the tumor targeting specificity of the HuMab-5B1 antibody. Dr. Eileen O’Reilly, associate Director of the David M. Rubenstein Center for Pancreatic Cancer Research, attending physician, at Memorial Sloan Kettering Cancer Center and Professor of Medicine at Weill Cornell Medical College is the lead investigator for the MVT-1075 Phase 1 clinical trial. The Company’s objective is now to enroll additional patients and report interim results before the end of the year.

“We are very excited to expand patient enrollment for this Phase 1 trial at MSK,” said David Hansen, MabVax President and CEO. “We are building on the very encouraging results from our Phase 1 clinical trials of the fully human monoclonal antibody MVT-5873, where we established safety and a maximum tolerated dose; and the Company’s PET imaging diagnostic product MVT-2163, in which we established safety, specificity and the dosing strategy which guides our radioimmunotherapy program. Together a total of 50 patients were treated setting the stage for clinical evaluation of MVT-1075, and we expect to announce topline interim data this quarter.”

About MabVax

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated 50 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety and specificity for the target. Patient dosing has commenced for our lead development program in Phase 1 clinical study of the Company's radioimmunotherapy product MVT-1075. For additional information, please visit the Company's website, www.mabvax.com.

Forward-Looking Statements

This press release regarding the initiation of a second clinical site for studying MVT-1075 and other clinical development plans and contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the Company's clinical trials and product development pipeline. We have no assurance that all the product development pipeline will be fully developed by the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2016, as amended and supplemented from time to time and the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact:
Jenene Thomas
Jenene Thomas Communications, LLC
Phone: +1 (908) 938-1475
Email: jtc@jenenethomascommunications.com